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                                                                   Exhibit 10(d)



                        AMENDMENT TO CONSULTING AGREEMENT


       This Amendment to Consulting Agreement is made on the 20th day of August, 1993, between Sundstrand Corporation, a Delaware corporation (the "Company"), and Don R. O'Hare ("Consultant").

       WHEREAS, the parties entered into a Consulting Agreement dated October 1, 1989, as amended by amendments dated September 12, 1990, August 20, 1991, November 1, 1991 and August 24, 1992 (the "Agreement") in order to assure the benefit of Consultant's services and expertise in the performance of the duties described therein following his retirement as an officer and employee of the Company on September 30, 1989; and

       WHEREAS, the parties have agreed on a certain amendment to said
Agreement.

       NOW, THEREFORE, in consideration of the premises and mutual promises contained herein and in said Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       Paragraph 2 of the Agreement is amended to extend the term of the Agreement to September 30, 1994.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Consulting Agreement on the day and year first above written.

                                   SUNDSTRAND CORPORATION



                                   By: /s/ Richard M. Schilling
                                       --------------------------
                                       Vice President and General
                                         Counsel and Secretary


                                       /s/ Don R. O'Hare
                                       --------------------------
                                               Consultant